DAVIDSON & COMPANY

INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement on Form SB-2 of Titanium Intelligence Inc. of our report dated April 19, 2002 appearing in the Prospectus, which is part of such Registration Statement, and to the reference of us under the heading "Experts" in such Prospectus.

Vancouver, Canada	/s/ DAVIDSON & COMPANY Chartered Accountants

October 9, 2002